UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2019

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is a presentation that Ocugen, Inc. (“Ocugen”) will post on its website on November 27, 2019 and may use from time to time in presentations or discussions with investors, analysts and other parties.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events

As previously disclosed, on October 4, 2019, in connection with a pre-merger private placement transaction with certain accredited investors (the “Investors”) pursuant to that certain Securities Purchase Agreement dated June 13, 2019, Ocugen issued certain Series B warrants (the “Series B Warrants”) to purchase shares of Ocugen’s common stock (“Common Shares”), and such warrants were amended on November 5, 2019.  As further previously disclosed, the Series B Warrants include a provision pursuant to which the number of shares issuable upon exercise of the Series B Warrants shall be increased during certain “Reset Periods” (as defined in the Series B Warrants) pursuant to a formula based on the greater of (i) 80% of the arithmetic average of the two lowest dollar volume-weighted average prices of a share of Ocugen common stock on Nasdaq during the applicable Reset Period immediately preceding the applicable Reset Date to date and (ii) $1.00 (the “Reset Price”).

A Reset Period commenced on November 20, 2019, which, in accordance with the terms of the Series B Warrants, was the day following a ten trading-day period after the effectiveness of Ocugen’s Registration Statement on Form S-3 (333- 234127).  As the dollar volume-weighted average prices of Ocugen’s common stock on Nasdaq was under $1.00 for the first two trading days of the Reset Period, the Investors elected to advance the end of the Reset Period to November 21, 2019 and the number of shares issuable upon exercise of the Series B Warrants was increased based on a Reset Price of $1.00.  This reset resulted in an aggregate of approximately 12.6 million additional Common Shares becoming issuable upon exercise of the Series B Warrants.

As of November 25, 2019, there were 36,201,635 Common Shares issued and outstanding. If investors were to fully exercise all of the Series B and Series C warrants, Ocugen expects to have approximately 53.0 million Common Shares outstanding.

Item 9.01	Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Ocugen, Inc. Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2019

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman